LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE


     The undersigned, as an officer or director of NetIQ Corporation (the "Company") or a holder of more than 10% of any class of Company stock, hereby constitutes and appoints Betsy E. Bayha, James A. Barth and Yvonne Namekata, and each of them, the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3, 4, and 5 and other forms as such attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Company, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney shall deem appropriate.

     The undersigned hereby ratifies and confirms all that said attorney-in-fact and agents shall do or cause to be done by virtue hereof.

     This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company unless earlier revoked by the undersigned in a writing delivered to the foregoing attorney-in-fact.

     This Limited Power of Attorney is executed at Staines,
England, and is effective as of January 9, 2004.

                            Signature:  /s/ Marc Andrews

                            Print Name: Marc Andrews

                            Dated: January 9, 2004

Witness:

Rebecca Plant
______________________________

Rebecca Plant
______________________________
Type or Print Name


Dated:  January 9, 2004